Exhibit 10.10

STOCK PURCHASE AGREEMENT

GREAT WESTERN BANCORPORATION, INC.

TABLE OF CONTENTS

Article

I	RESTRICTIONS ON TRANSFER OF COMMON STOCK DURING LIFETIME
II	PURCHASE OF COMMON STOCK ON DEATH OF A STOCKHOLDER – PUT AND CALL
III	PURCHASE PRICE
IV	PURCHASE UPON DISSATISFACTION OF PARTIES
(a) Offer
(b) No Action: Offerees Sell
(c) Offerees Accept: Dissatisfied Party Sells
(d) Dissatisfied Party and Certain Offerees Sell
(e) Personal Obligation of Accepting Offerees
(f) Personal Obligation of Dissatisfied Party
(g) Conflicting Sale Terms
(h) Death of a Stockholder
(i) Regulatory
(j) Due Diligence
V	AUTOMATIC TERMINATION
VI	AMENDMENT OR TERMINATION
VII	BINDING UPON SUCCESSORS
VIII	STOCK CERTIFICATE
IX	PERFORMANCE BY THE COMPANY AND STOCKHOLDERS
X	CONSENT OF STOCKHOLDERS
XI	TRANSFERS TO CERTAIN RELATED PARTIES
XII	DIVORCE- CREDITOR
XIII	DELIVERY OF STOCK CERTIFICATE- PAYMENT
XIV	REGULATORY
XV	PREFERRED STOCK
XVI	CHARITABLE GIFTS
XVII	MISCELLANEOUS
XVIII	GOVERNING LAW/TIME OF THE ESSENCE
CERTIFICATE

i

STOCK PURCHASE AGREEMENT

GREAT WESTERN BANCORPORATION, INC.

This is a memorandum of agreement (the “Stock Purchase Agreement” or “Agreement”) made the 8th day of October, 2003, by and among Great Western Bancorporation, Inc., an Iowa corporation (hereinafter referred to as the “Company”), and the undersigned who are the holders of all the issued and outstanding common stock (the “Common Stock”) of the Company.  Holders of Common Stock may or may not own certain preferred stock (the “Preferred Stock”) of the Company.  Events requiring or permitting the purchase, transfer or sale of Common Stock may trigger the purchase, transfer or sale of Preferred Stock pursuant to Article XV hereof, even though the event may be described herein by reference only to Common Stock.

Daniel A. Hamann, Esther Hamann Brabec, and Julie Hamann Hodgson f/k/a Julie Hamann Bunderson, individually, as Trustee of revocable trusts created by each of them, respectively, and as Trustee or Co-Trustees of the following trusts (“the trusts”):  (a) The Deryl F. Hamann Trust for the Issue of Karl E. Hamann, the Deryl F. Hamann Trust for the Issue of Daniel A. Hamann, the Deryl F. Hamann Trust for the Issue of Esther Hamann Brabec, the Deryl F. Hamann Trust for the Issue of Julie Hamann Hodgson f/k/a Julie Hamann Bunderson; (b) the Deryl F. Hamann Trust for Claire Marie Brabec, the Deryl F. Hamann Trust for Jeffrey James Brabec, the Deryl F. Hamann Trust for Megan Brabec; (c) the Deryl F. Hamann Trust for Anna Carrie Bunderson, the Deryl F. Hamann Trust for Grace Ane Bunderson; (d) the Deryl F. Hamann Trust for John Taylor Hamann, the Deryl F. Hamann Trust for Kathrine Linnea Hamann; (e)  the Ada Geis Trust for Karl E. Hamann, the Ada Geis Trust for Daniel A. Hamann, the Ada Geis Trust for Esther E. Hamann Brabec, the Ada Geis Trust for Julie Hamann Hodgson, f/k/a Julie Hamann Bunderson; and (f)  the Deryl F.Hamann Irrevocable Qualified Marital Trust; together with Deryl F.

Hamann, Spectrum Financial Services, Inc., an Iowa corporation, Daniel J. Brabec and Jennifer Thornby Hamann are the holders of all of the Common Stock together with certain Preferred Stock.  They, and any permitted transferee of Common or Preferred stock  are the stockholders (“the Stockholders”) of the Company.  The current holder of Series 3 Preferred Stock is not a party to this Agreement.

The parties believe it to be for their best interests and for the best interest of the Company to provide for continuity and harmony in management and policies of the Company that:  (a) the sale, transfer or assignment of the Common Stock and Preferred Stock of the Company held by said Stockholders be restricted; (b) subject to the conditions set forth herein, the Company have the option to acquire such Common Stock or Preferred Stock owned by any deceased Stockholder; (c) the estate of any deceased Stockholder have the option to have its Common or Preferred Stock redeemed; (d) the Company have the option that Common or Preferred Stock proposed to be transferred pursuant to Court Order to a Creditor or Spouse, or which is held by a Stockholder who is not a descendant of Deryl F. Hamann and who is the party to a divorce proceeding from a descendant of Deryl F. Hamann pursuant to Article XII be redeemed.  The intent of this Agreement is that the Common or Preferred Stock not become owned by or in trust for persons other than Deryl F. Hamann, his descendants and their spouses, except with the acquiescence of all Stockholders.

WHEREFORE, the parties agree:

ARTICLE I

RESTRICTIONS ON TRANSFER OF COMMON STOCK DURING LIFETIME

(a)           Except as otherwise specifically provided in this Agreement, no Stockholder during his lifetime shall transfer or dispose of any portion or all of his

Common Stock interest in the Company except that if a Stockholder should desire to dispose of any of his Common Stock in the Company during his lifetime (hereinafter referred to as “Selling Stockholder”), he shall first offer to sell all of his Common Stock to the Company at the lower of either (i) the price and terms that any other prospective purchaser has offered to the Selling Stockholder or (ii) the price to be paid as determined pursuant to Article III.  The Selling Stockholder shall notify the Company and the other Stockholders of the name of the prospective purchaser and the price and terms of the proposed sale and shall furnish a copy of such offer to the Company and the other Stockholders.  The Company shall have thirty (30) days after receipt of a copy of such offer within which to accept or reject such offer.  If not accepted in writing within such time the offer shall be deemed rejected.  If rejected, the Selling Stockholder shall then offer such Common Stock to the other Stockholders (together with a copy of such offer) and the other Stockholders shall have thirty (30) days after receipt of a copy of such offer within which to accept or reject such offer.  If not accepted in writing within such time such offer shall be deemed rejected.  The Company and the other Stockholders each may partially accept the offer on condition that all such stock shall be purchased from the Selling Stockholder.  If more than one Stockholder elects to purchase shares from the Selling Stockholder, each Stockholder electing to purchase shall be entitled to purchase the percentage of shares equal to:  (i) the number of shares of Common Stock held by that Stockholder, divided by (ii) the total number of shares of Common Stock held by all Stockholders so electing to purchase.

(b)           Upon acceptance of such offer, the Company and/or the other Stockholders shall close the purchase at the later of:  (i) thirty (30) days from the date the acceptance is mailed or delivered to the Selling Stockholder or (ii) if approval of or notice to any banking regulatory authority is required, then within ten (10) days after such notice shall have been given, or approval received, as the case may be, and the expiration of any mandatory waiting periods.  If such notice or approval is required, the Company and, if applicable, the purchasing Stockholders, shall promptly give such notice or request such approval, in any event no later than thirty (30) days after acceptance of such offer.  The Company shall cooperate with the purchasing Stockholder in preparing and providing information necessary or desirable to implement the notice or request for approval on a timely basis.  At the request of a Selling Stockholder, the Company shall provide a proposed purchaser information to allow performance of “due diligence” but may restrict information as set forth in Article IV(j).  If such closing does not occur within nine (9) months after acceptance of such offer due to delay for regulatory purposes and where regulatory approval has been sought by a proposed purchaser in good faith, then the offer and acceptance shall be null and void as if never given.

(c)           If the offer is not accepted by the Company and/or the other Stockholders, the Selling Stockholder may sell such Common Stock to such prospective purchaser according to the terms of the offer which the prospective purchaser has offered to the Selling Stockholder.  If the Common Stock is not purchased by the Company or the other Stockholders within nine (9)

months from the date the first written offer was accepted by the Company, or if not accepted, then within nine (9) months from the date the written offer was accepted by the other Stockholders, where the failure to close is due to delay for regulatory purposes and where regulatory approval has been sought by the Company and/or the other Stockholders in good faith, then, notwithstanding acceptance of the offer by the Company and/or the other Stockholders, the Selling Stockholder may sell such Common Stock to such prospective purchaser according to the price and terms so offered, subject to any necessary regulatory notice or approval.  Any such prospective purchaser shall purchase such Common Stock subject to all the terms of this Agreement and such purchaser shall be substituted in all respects as though he were an original party hereto, and provided, further, should such sale not be consummated pursuant to such price and terms, then before sale may be made to any other person, Selling Stockholder must offer it to the Company and to the other Stockholders as hereinabove provided as though such previous offer had not been made.  Payment for shares purchased under this Article I shall be in cash or by certified check contemporaneous with the closing of the purchase of such shares.

(d)           In the event one or more Stockholders owning more than fifty percent (50%) of the Common Stock of the Company receive an offer which they desire to accept for all of the Common Stock owned by them, and neither the Company nor the other Stockholders accept the Selling Stockholders’ offer to sell to the Company or other Stockholders pursuant to the foregoing provisions of this Article I, then:

(i)            If so elected by one or more of the other Stockholders, by written notice delivered to the Selling Stockholders within ten (10) days after rejection, actual or deemed, of the Selling Stockholders’ offer pursuant to the foregoing provisions of this Article I, the Selling Stockholders must cause the Purchaser to offer to purchase the remainder of the outstanding Common Stock from any such Other Stockholder for the same price and terms as offered to the Selling Stockholders, and to offer to purchase the Preferred Stock owned by any of such other Stockholder for the greater of the price set forth in Article XV or the price for such Preferred Stock offered to the Selling Stockholders.

(ii)           If so elected by the Purchaser, by written notice delivered to all Stockholders within ten (10) days after receipt by Selling Stockholders of notice delivered by Other Stockholders under the provisions of Article I(d)(i) hereof, each of the Other Stockholders must sell all (but not less than all) of the Common Stock of the Company owned by such respective Stockholder to the Purchaser for the same price and terms as offered to the Selling Stockholders, and all (but not less than all) of the Preferred Stock of the Company held by them for the greater of the price set forth in Article XV or the price for such Preferred Stock offered to the Selling Stockholders.

(iii)          If the proposed Purchaser of more than 50% of the Common Stock shall fail to purchase any Common or Preferred Stock when so required by this Article I(d)(i), then the Purchaser shall not be allowed to purchase from the Selling Shareholders any of the Common or

Preferred Stock, notwithstanding any contrary provision of this Agreement or notice given pursuant to Article I(a).

(e)           In the event Articles I and IV hereof both apply to a proposed transfer such transfer shall be controlled by the provisions of Article IV, but in either event, if death of a Stockholder occurs prior to closing and a Put or Call is exercised pursuant to Article II, then the sale of Common Stock (and Preferred Stock) shall occur under the terms of Article II rather than under Article I or IV.

ARTICLE II

PURCHASE OF COMMON STOCK ON DEATH

OF A STOCKHOLDER- PUT AND CALL

In the event of the death of a Stockholder, then within ninety (90) days after the appointment of an executor, administrator or personal representative (“PR”) of the estate of a deceased Stockholder:

(a) (“Put”)              The PR, by written notice to the Company, may require that the Company purchase and redeem all, or any part, of the Common Stock of the Company owned by the estate, or

(b) (“Call”)             The Company, by written notice to the PR may require that the estate sell to the Company or its designee(s) all, or any part, of the Common Stock of the Company owned by the estate.

The PR shall forthwith notify the Company in writing of the PR’s appointment, and, if the Company is not so notified within five (5) days of the appointment, then the date by which the Company must exercise its Call right shall be ninety (90) days after the date the Company is notified in writing of the appointment.

Following the exercise of the PR’s right to sell or the Company’s right to purchase such Common Stock of the Company, as the case may be, closing shall occur at such time and subject to the same conditions, including regulatory notice or approval, and the Company’s obligation to provide information necessary for such notice or request for approval, as provided pursuant to Article I(b) for a transfer during lifetime.

The price per share for Common Stock shall be the price set forth in Article III hereof.  Payment for shares purchased under this Article II shall be in cash or by certified check contemporaneous with the closing of the purchase of such shares.

If neither the PR exercises his right to sell nor the Company exercises its right to purchase the Common Stock held by the estate of the deceased Stockholder within the time set forth herein, or if closing does not occur within nine (9) months from the date of the exercise of the Put or Call, as the case may be, due to delay for regulatory purposes and where regulatory approval has been sought in good faith, then such rights shall expire and have no further effect.  In such event, the PR and the beneficiaries of the estate to whom such Common Stock is distributed shall be subject to all the terms of this Agreement and be substituted in all respects as though such distributee were an original party hereto.

ARTICLE III

PURCHASE PRICE

The purchase price per share of any Common Stock required to be purchased and sold pursuant to the provisions of this Agreement shall be determined from the quarterly financial statement of the Company prepared in accordance with its customary methods of accounting consistently applied for the quarter last preceding the quarter in which:  (a) notice of the proposed sale or transfer is received by the Company pursuant to

Articles I or IV; (b) death occurs pursuant to Article II; or (c) the final order for transfer or assignment is entered, or the filing of a divorce petition, whichever is earlier, pursuant to Article XII, as the case may be (the respective “Applicable Date”).  The purchase price for each share of Common Stock shall be a sum equal to the aggregate of:

(a)           One hundred percent of the book value of all assets of the Company, increased by the difference between the net cash value (as shown on said financial statement) and the net death proceeds of any policies of insurance on the life of a deceased Stockholder payable to the Company or any subsidiary of the Company; less

(b)           All the liabilities of the Company; less

(c)           The par value of any preferred stock of the Company together with any accumulated and unpaid dividends on cumulative preferred stock and declared and unpaid dividends and accrued dividends for the current fiscal year on non-cumulative preferred stock of the Company;

divided by the total number of shares of Common Stock of the Company then issued and outstanding, but excluding stock held in the treasury of the Company.

For the purpose of this calculation, securities commonly referred to as “Trust Preferred” securities, or “Company obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures,” or the functional equivalent thereof, shall be treated as liabilities.

At any Closing the aggregate price for such Common or Preferred Stock shall be:  (a) increased by an amount equal to interest at the average Wall Street Journal Prime Rate (or an equivalent rate determined by the Company if such Prime Rate is not then so published), determined as of and accruing at that rate from and after the Applicable Date, and (b) decreased by any dividends received after the Applicable Date with respect to such Stock.

ARTICLE IV

PURCHASE UPON DISSATISFACTION OF PARTIES

(a)           Offer.  If any Stockholder becomes dissatisfied (said Stockholder being hereinafter designated as “Dissatisfied Party”) with the fact that the other Stockholders own Common Stock in the Company, Dissatisfied Party may, on behalf of and in the name of the Company, offer to purchase and redeem all the Common Stock of the Company owned by the other Stockholders, or in the alternative, to sell all the shares of Common Stock of the Company owned by the Dissatisfied Party to the Company at a price per share for Common Stock as may be fixed by the Dissatisfied Party, but no less than the price per share established pursuant to Article III hereof.  Said offer shall be in writing and shall be delivered by registered or certified mail to the other Stockholders (sometimes hereinafter referred to as the “Offerees”) at their last known mailing addresses.  A copy shall be sent to the Company.  Offerees shall have ninety (90) days after receipt of such offer in which to decide whether to cause the Company to buy the Common Stock owned by the Dissatisfied Party or to sell the Common Stock owned by the Offerees to the Company, and the Offerees shall notify the Dissatisfied Party and the Company, in writing, at any time within such ninety (90) days.  Within such ninety (90) day period any Offeree may call a meeting of the Offerees to consider the action, if any, which the Offerees may take in response to the offer.  However, one or more Offerees may act together or alone without being bound by a majority of the Offerees.

(b)           No Action:  Offerees Sell.  In the event no action is taken by any of the Offerees within such 90 day period, the Offerees shall be deemed to have elected to sell the Common Stock owned by them to the Company.  Purchase of the Common Stock of the Offerees, either upon actual acceptance or “deemed” acceptance, and payment in cash or by certified check therefor, contemporaneous with the closing of the purchase of such shares, shall take place at the later of one hundred twenty (120) days following the date the offer initiated by the Dissatisfied Party is received by the Offerees, or as provided at Article IV(i).

(c)           Offerees Accept:  Dissatisfied Party Sells.  In the event the Offerees shall accept, on behalf of and in the name of the Company by written decision of all Offerees, the offer of Dissatisfied Party to sell his Common Stock to the Company, the purchase of the Common Stock of the Dissatisfied Party and payment in cash or by certified check therefor, contemporaneous with the closing, shall take place at the later of one hundred twenty (120) days following the date the offer initiated by the Dissatisfied Party is received by the Offerees, or as provided at Article IV(i).

(d)           Dissatisfied Party and Certain Offerees Sell.  In the event a Dissatisfied Party gives notice under the terms of this Article IV and one or more (the “Accepting Offerees”) but less than all Offerees elect, on behalf of and in the name of the Company, to accept the offer of Dissatisfied Party to sell his Common Stock to the Company, then the Offerees not so accepting shall be deemed to have offered to sell and the Company shall be deemed to have agreed to purchase the Common Stock owned by such Offerees (the “Selling Offerees”) on the same price and terms and at the same time as shall be paid to Dissatisfied Party for his Common Stock, unless the Company and any one or more Offerees who did not accept mutually agree otherwise.

(e)           Personal Obligation of Accepting Offerees.  In the event any Offerees shall accept, on behalf of and in the name of the Company, the offer of Dissatisfied Party to sell his Common Stock to the Company, and in the further event that the Company is unable, for any reason, to consummate the purchase of all of such Common Stock, then such Accepting Offerees shall personally be obligated to purchase the Common Stock of the Dissatisfied Party and the Selling Offerees, if any, or so much thereof as shall not have been purchased by the Company.  Each Accepting Offeree shall be obligated to purchase the percentage of shares of Common Stock to be purchased equal to:  (i) the number of shares of Common Stock held by that Accepting Offeree, divided by (ii) the total number of shares of Common Stock held by the Accepting Offerees.  In the alternative, during the ninety (90) day period after receipt of the offer from the Dissatisfied Party, the Accepting Offerees, by unanimous agreement, may elect to have the Company accept the offer and purchase some of the shares of Common Stock owned by the Dissatisfied Party and Selling Offerees, in which event the Accepting Offerees shall accept the offer and purchase the balance of the Common Stock owned by the Dissatisfied Party and any Selling Offerees.

(f)            Personal Obligation of Dissatisfied Party.  In the event that all Offerees elect to sell all of their Common Stock to the Company pursuant to the offer initiated by the Dissatisfied Party in the name of the Company, and in the further event that the Company is unable or fails, for any reason, to purchase all of said shares, then the Dissatisfied Party shall be personally obligated to purchase all of such shares, or such number of such shares as shall not have been purchased by the Company.

(g)           Conflicting Sale Terms.  In the event a Dissatisfied Party gives notice under the terms of this Article IV within thirty (30) days after receipt of a notice from a Selling Stockholder under Article I hereof, then the terms of this Article IV shall prevail and the sale shall not occur under the terms of Article I.  Any notice given by a Dissatisfied Party under this Article IV after such thirty (30) day period but before closing or nullification pursuant to Article I shall be void and of no effect.  After such closing or nullification, a new notice under Article IV may be given.

(h)           Death of a Stockholder.  In the event of the death of a Stockholder during the period after a notice from a Selling Stockholder has been received under Article I, but prior to closing; or in the event of the death of a Stockholder during the period after a notice from Dissatisfied Party has been received under Article IV, but prior to closing, then if a Put or Call is timely exercised, the sale of the Common Stock with respect to the deceased Stockholder shall occur under the terms of Article II rather than under Article I or Article IV.

(i)            Regulatory.  If approval of or notice to any banking regulatory authority is required, then closing shall occur within ten (10) days after such notice shall have been given, or approval received, as the case may be, and the expiration of any mandatory waiting periods.  If such notice or approval is required, the Company and, if applicable, the purchasing Stockholders shall promptly give such notice or request such approval, in any event no later than thirty (30) days after acceptance of such offer.  The Company shall cooperate with the purchasing Stockholder in preparing and providing information necessary or desirable to implement the notice or request for approval on a timely basis.  If such closing does not occur within nine (9) months after acceptance of such offer due to delay for regulatory purposes and where regulatory approval has been sought in good faith, then the offer and acceptance shall be null and void as if never given.

(j)            Due Diligence.  In the event a Dissatisfied Party makes an offer pursuant to this Article IV, the Offerees or any of them shall be entitled to have, and to provide a prospective purchaser or investor, with information about the Company in order to conduct customary due diligence concerning a possible purchase or investment; provided, if, in the judgment of the Board of Directors of the Company, a potential purchaser or investor is a competitor of the Company who could use information to the detriment of the Company, the Board of Directors may direct management to withhold information about salaries, borrowers, depositors or such other information as the Board reasonably deems appropriate.  Subject to such restrictions, the Company shall cooperate with an Offeree in providing information to a proposed purchaser or investor who has signed a Confidentiality Agreement acceptable to the Board of Directors.

ARTICLE V

AUTOMATIC TERMINATION

This Agreement shall terminate upon the bankruptcy, receivership or dissolution of the Company.

ARTICLE VI

AMENDMENT OR TERMINATION

This Agreement may be altered, amended or terminated only by a writing signed by holders of no less than ninety percent (90%) of the Common Stock of the Company.

ARTICLE VII

BINDING UPON SUCCESSORS

The executor, administrator or personal representative (“PR”) of a deceased Stockholder shall execute and deliver any and all documents or legal instruments necessary or desirable to carry out the provisions of this Agreement.  This Agreement shall be binding upon and enure to the benefit of the Stockholders, their heirs, legal representatives, successors or assigns, and upon the Company, its successors or assigns.

ARTICLE VIII

STOCK CERTIFICATE

Each certificate representing shares of Common Stock of the Company, and each certificate representing Preferred Stock of the Company which is held by a holder of

Common Stock, whether now issued and outstanding or issued hereafter, shall have written or stamped on the face thereof:

“This certificate is issued and held subject to the Stock Purchase Agreement dated October 8, 2003, available for inspection at the principal office of the Company.”

Existing stock certificates bearing reference to the “Common Stock Purchase Agreement” of December 31, 1992, shall be deemed to refer to and be bound by this Stock Purchase Agreement as if a complete amendment to and restatement of the December 31, 1992 Common Stock Purchase Agreement, as amended.

ARTICLE IX

PERFORMANCE BY THE COMPANY AND STOCKHOLDERS

Each Stockholder agrees that he will sign such instruments and documents and vote his Common Stock (and if applicable his Preferred Stock) of the Company in such a manner, at any time and from time to time hereafter, as will enable the Company lawfully to perform its obligations pursuant to the terms of this Agreement.  Should the Company have insufficient surplus at any time to permit it lawfully to purchase as treasury stock the number of shares required to be purchased by the Company at any time, then all Stockholders of the Company at such time shall take such action as will enable the Company to reduce its capital by purchasing for redemption such shares of Stock.

ARTICLE X

CONSENT OF STOCKHOLDERS

Each Stockholder of the Company hereby consents that this Agreement be accepted by officers of the Company, and hereby waives any objection he might have to the execution and performance of this Agreement by the Company.

ARTICLE XI

TRANSFERS TO CERTAIN RELATED PARTIES

During his lifetime any individual Stockholder may transfer all or part of his Common Stock to his spouse, his descendants, or the spouse of a descendant, or in trust for the benefit of such persons or himself or to a corporation collectively controlled by himself and/or such persons or some combination thereof; and Trustees may distribute Common Stock to trust beneficiaries.  In any such case, the transferee shall first execute a copy of the Agreement and shall receive and hold such stock subject to the terms of this Agreement and to all obligations hereunder, as though no such transfer had occurred.  Should a permitted transferee corporation cease to be controlled by such Stockholder, his spouse or descendants or trusts for the benefit of such persons, then the Company shall have the right to purchase such Common Stock from such corporation pursuant to Article II(b) hereof within three (3) months after the Company receives notice of such change of control, on the same terms as if the Common Stock were owned by a Stockholder who had died.  A Stockholder owning Preferred Stock may transfer it pursuant to this Article XI under the same conditions as provided for Common Stock.

ARTICLE XII

DIVORCE- CREDITOR

In the event that a court of competent jurisdiction shall enter a final order that any of the Common Stock of any Stockholder of the Company shall be transferred and assigned to the spouse of a Stockholder pursuant to a Decree of Divorce, or to a creditor of a Stockholder, then, in such event, the stock that is ordered to be so assigned shall, to the extent of such assigned stock, be subject to the right of the Company to redeem and purchase such stock for the price determined pursuant to Article III hereof.  The Company’s ability to purchase such stock at such price shall continue for a period of ninety (90) days following its receipt of a copy of such final decree (or ninety (90) days after such decree becomes final, if later), and shall expire if not exercised in writing to the Stockholder within such time.  If exercised, closing shall occur within ten (10) days of the date of exercise, with payment to be made in cash or by certified check at closing, or if later, upon surrender of the certificates representing such Common Stock, duly endorsed in blank provided, however, if approval of or notice to any banking regulatory authority is required, then closing shall occur within ten (10) days after such notice shall have been given, or approval received, as the case may be, and the expiration of any mandatory waiting periods.  If such notice or approval is required, the Company and, if applicable, the purchasing Stockholders shall promptly give such notice or request such approval, in any event no later than thirty (30) days after acceptance of such offer.  If such closing does not occur within nine (9) months after acceptance of such offer due to delay for regulatory purposes and where regulatory approval has been sought in good faith, then the offer and acceptance shall be null and void as if never given.  Payment shall be made to the spouse or creditor to whom the Court has assigned such stock.  In the event the Company does not elect to purchase such stock, then such stock shall be transferred to such spouse or creditor, subject to all the term and conditions of this Agreement as though such spouse or creditor were an original signatory hereto.  The Company may assign its rights under this Article to purchase all or part of such stock to all of the remaining Stockholders (excluding the Stockholder whose stock is ordered to be transferred to such spouse or creditor).  If more than one Stockholder elects to purchase shares from the Selling Stockholder, by written notice delivered to the Selling Stockholder within thirty (30) days after assignment of rights hereunder from the Company, each Stockholder electing to purchase shall be entitled to purchase the percentage of shares equal to:  (i) the number of shares of Common Stock held by that Stockholder, divided by (ii) the total number of shares of Common Stock held by all Stockholders so electing to purchase.

In the event that a petition for divorce is filed by or against any Stockholder who is not a descendant of Deryl F. Hamann, then for a period beginning on such date and extending until the date which is six months after the date the Decree of Divorce becomes final, the Company shall have the right to redeem and purchase the Common Stock of the Company held by the Stockholder who is a party to the divorce action and is not a descendant of Deryl F. Hamann for the price determined pursuant to Article III hereof.  The Company’s ability to purchase such stock at such price shall expire if not exercised in writing to the Selling Stockholder within such time.  If exercised, closing shall occur within ten (10) days of the date of exercise, with payment to be made in cash or by certified check at closing, or if later, upon surrender of the certificates representing such Common Stock, duly endorsed in blank provided, however, if approval of or notice to any banking regulatory authority is required, then closing shall occur within ten (10) days after such notice shall have been given, or approval received, as the case may be, and the expiration of any mandatory waiting periods.  If such notice or approval is required, the Company and, if applicable, the purchasing Stockholders shall promptly give such notice or request such approval, in any event no later than thirty (30) days after acceptance of such offer.  If such closing does not occur within nine (9) months after acceptance of such offer due to delay for regulatory purposes and where regulatory approval has been sought in good faith, then the offer and acceptance shall be null and void as if never given.  The Company may assign its rights under this Article to purchase all or part of such stock to all of the remaining Stockholders (excluding the Stockholder whose stock is subject to such right to redeem and purchase).  If more than one Stockholder elects to purchase shares from the Selling Stockholder, by written notice delivered to the Selling Stockholder within thirty (30) days after assignment of rights hereunder from the Company, each Stockholder electing to purchase shall be entitled to purchase the percentage of shares equal to:  (i) the number of shares of Common Stock held by that Stockholder, divided by (ii) the total number of shares of Common Stock held by all Stockholders so electing to purchase.

ARTICLE XIII

DELIVERY OF STOCK CERTIFICATE- PAYMENT

Payment for any Common Stock of the Company required to be sold hereunder shall be made against surrender to the Company of the certificates representing such Common Stock, free and clear of liens, duly endorsed in blank.  If not so delivered within the time set forth, then from the last day for delivery and closing pursuant to this Agreement and until they are so surrendered, each outstanding certificate for Common Stock which is required to be sold hereunder shall be deemed for all purposes to represent only a right to receive cash in an amount per share determined in accordance with this Agreement.  No interest will be paid or accrued on the amount payable upon surrender of such certificates, the Common Stock required to be sold will be deemed cancelled, as of the last date required to be delivered and thereafter there shall be no further right to vote, or receive current or liquidation dividends on such Common Stock.  Amounts due hereunder, without interest, shall be paid when such certificates, duly endorsed in blank, free and clear of liens, are later surrendered to the Company.

ARTICLE XIV

REGULATORY

The Company is a Bank Holding Company, and may elect to become a Financial Holding Company, subject to regulation by the Federal Reserve and other federal or state banking authorities.  No transfer of Common or Preferred Stock may be effected, nor may any be redeemed unless the Company receives an opinion of counsel acceptable to it that all necessary regulatory notices or approvals have been given or received, and any waiting periods have expired, or that such transfer is exempt from regulatory notice or approval.

ARTICLE XV

PREFERRED STOCK

If any Preferred Stock of the Company is held by a holder of Common Stock whose Common Stock is to be purchased, sold or otherwise transferred hereunder, then:

(a)  (“Put”)  The holder of such Common Stock to be so sold or otherwise transferred, by written notice delivered to the party which will be purchasing or otherwise acquiring such Common Stock, may require such party to also purchase all of such holder’s Preferred Stock, or

(b)  (“Call”)  The party which will be purchasing or otherwise acquiring such Common Stock, by written notice delivered to the holder of such Common Stock, may require that the holder of such Common Stock also sell to such purchaser all of such holder’s Preferred Stock.

Notice of the exercise of the Put or Call options hereunder must be in writing and delivered as set forth above within ten (10) days after the acceptance of an offer to buy or sell under Article I, the exercise of a Put or Call under Article II, the acceptance of an offer to buy or election to sell under Article IV, or the exercise of right to redeem or purchase under Article XII, as the case may be, with the foregoing terms of this Agreement to control regarding conflicting sale terms under Articles I, II, IV or XII.

The price for such Preferred Stock shall be the par value thereof together with any accumulated and unpaid dividends on cumulative preferred stock, or declared and unpaid dividends plus accrued dividends for the current fiscal year on non-cumulative preferred stock to be paid on the same terms and conditions as provided herein for payment for Common Stock.  No Preferred Stock of the Company owned by a holder of Common Stock may be sold or transferred except as otherwise specifically provided in this Agreement, or pursuant to and in compliance with the applicable terms for transfer of Common Stock pursuant to this Agreement.

ARTICLE XVI

CHARITABLE GIFTS

Notwithstanding any contrary provision hereof, Common Stock or Preferred Stock may be transferred to a charitable or educational entity to which deductions are deductible for federal income tax or estate tax purposes, if there is a reasonable expectation that the transferee will offer to sell the same to the Company at its fair market value as determined by an independent appraisal.  If such transferee fails to sell the same to the Company, it shall hold the same subject to all the terms of this Agreement and such entity shall be substituted in all respects as though it were an original party hereto.

ARTICLE XVII

MISCELLANEOUS

Any notice or election authorized or permitted hereunder shall be sufficient if sent by certified or registered mail to the last address known to the person sending the same, and be deemed received on the date so mailed, if deposited in the U.S. mail with sufficient postage.

Any Common Stock or Preferred Stock held in a revocable trust created by a Stockholder shall, during the lifetime of the Stockholder, be treated for all purposes hereunder as if directly owned by such Stockholder.  Any notices required or permitted to be given hereunder shall be given to both the Trustee and such Stockholder.

Subject to any amendments or alterations executed subsequent to the date of this Agreement, the parties agree that this document, including any other documents included herein by express reference in this Agreement, shall be a complete and final expression of their agreement and no evidence of oral or other written promises shall be binding.

This Agreement supersedes in its entirety the Agreement between the parties dated December 31, 1992, as subsequently amended, and shall be deemed a complete amendment thereto.

If any provision of this Agreement is for any reason held to be invalid, the remainder of the Agreement shall continue to be effective, provided that no such severability shall be effective if it materially changes the economic benefit of the Agreement to any party.

The titles and captions appearing in this Agreement are inserted solely for convenience and do not in any way define, limit, expand, or describe the scope of this Agreement or the intent or content of any provisions thereof.

Words imparting a particular number or gender shall include the other numbers and gender.

This Agreement may be executed in counterparts which, taken together shall be deemed a single Agreement.

ARTICLE XVIII

GOVERNING LAW/TIME OF THE ESSENCE

This Agreement shall be governed by the laws of the United States and the State of Nebraska, provided, Iowa law shall govern the Company’s corporate existence and governance.  Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the parties have executed seven copies of this Agreement the date and year first above written.

Attest:	GREAT WESTERN BANCORPORATION, INC.

/s/ James R. Clark	By:	/s/ Daniel A. Hamann
Secretary		President

/s/ Daniel A. Hamann	/s/ Esther Hamann Brabec
Daniel A. Hamann, Individually, and as Trustee of a revocable trust created by him	Esther Hamann Brabec, Individually, and as Trustee of a revocable trust created by her

/s/ Julie Hamann Hodgson
Julie Hamann Hodgson, f/k/a Julie Hamann Bunderson Individually, and as Trustee of a revocable trust created by her

Deryl F. Hamann Trust for		Deryl F. Hamann Trust for
Claire Marie Brabec		Jeffrey James Brabec

By:	/s/ Julie Hamann Hodgson	By:	/s/ Julie Hamann Hodgson
	Julie Hamann Hodgson, f/k/a	Julie Hamann Hodgson, f/k/a
	Julie Hamann Bunderson,	Julie Hamann Bunderson,
	Trustee	Trustee

Deryl F. Hamann Trust for
Megan Brabec

	By:	/s/ Julie Hamann Hodgson
Julie Hamann Hodgson, f/k/a
Julie Hamann Bunderson,
Trustee

Deryl F. Hamann Trust for		Deryl F. Hamann Trust for
Anna Carrie Bunderson		Grace Ane Bunderson

By:	/s/ Esther Hamann Brabec	By:	/s/ Esther Hamann Brabec
	Esther Hamann Brabec, Trustee		Esther Hamann Brabec, Trustee

Deryl F. Hamann Trust for		Deryl F. Hamann Trust for
John Taylor Hamann		Kathrine Linnea Hamann

By:	/s/ Julie Hamann Hodgson	By:	/s/ Julie Hamann Hodgson
	Julie Hamann Hodgson, f/k/a	Julie Hamann Hodgson, f/k/a
	Julie Hamann Bunderson	Julie Hamann Bunderson,
	Trustee	Trustee

Deryl F. Hamann Trust for		Deryl F. Hamann Trust for
The Issue of Karl E. Hamann		The Issue of Daniel A. Hamann

By:	/s/ Daniel A. Hamann	By:	/s/ Julie Hamann Hodgson
	Daniel A. Hamann,		Julie Hamann Hodgson, f/k/a
	Co-Trustee		Julie Hamann Bunderson, Trustee

By:	/s/ Esther Hamann Brabec	Deryl F. Hamann Trust for The
	Esther Hamann Brabec,	Issue of Esther Hamann Brabec
Co-Trustee

By:	/s/ Julie Hamann Hodgson	By:	/s/ Julie Hamann Hodgson
	Julie Hamann Hodgson, f/k/a		Julie Hamann Hodgson, f/k/a
	Julie Hamann Bunderson, Trustee		Julie Hamann Bunderson, Trustee

Deryl F. Hamann Trust for The
Issue of Julie Hamann Hodgson,
f/k/a Julie Hamann Bunderson

	By:	/s/ Esther Hamann Brabec
Esther Hamann Brabec,
Trustee

Ada Geis Trust for Karl E. Hamann		Ada Geis Trust for Daniel A. Hamann
dated July 23, 1977		dated July 23, 1977

By:	/s/ Daniel A. Hamann	By:	/s/ Julie Hamann Hodgson
	Daniel A. Hamann,		Julie Hamann Hodgson, f/k/a
	Successor Co-Trustee		Julie Hamann Bunderson, Successor Trustee

By:	/s/ Esther Hamann Brabec	Ada Geis Trust for Esther Hamann Brabec
	Esther Hamann Brabec,	dated July 23, 1977
Successor Co-Trustee

By:	/s/ Julie Hamann Hodgson	By:	/s/ Daniel A. Hamann
	Julie Hamann Hodgson, f/k/a		Daniel A. Hamann,
	Julie Hamann Bunderson,		Successor Trustee
Successor Co-Trustee

Ada Geis Trust for Julie Hamann Hodgson,
f/k/a Julie Hamann Bunderson
dated July 23, 1977

	By:	/s/ Esther Hamann Brabec
Esther Hamann Brabec,
Successor Trustee

Deryl F. Hamann Irrevocable
Qualified Marital Trust
dated June 18, 1998

By:	/s/ Daniel A. Hamann	/s/ Deryl F. Hamann
	Daniel A. Hamann,	Deryl F. Hamann,
	Co-Trustee	Individually

By:	/s/ Esther Hamann Brabec	/s/ Daniel J. Brabec
	Esther Hamann Brabec,	Daniel J. Brabec,
	Co-Trustee	Individually

By:	/s/ Julie Hamann Hodgson	/s/ Jennifer Thornby Hamann
	Julie Hamann Hodgson, f/k/a	Jennifer Thornby Hamann,
	Julie Hamann Bunderson,	Individually
Co-Trustee

Attest:		SPECTRUM FINANCIAL SERVICES, INC.
An Iowa Corporation

/s/ James R. Clark		By:	/s/ Thomas B. Fischer
Secretary		President

CERTIFICATE

James R. Clark, Secretary of Great Western Bancorporation, Inc., hereby certifies that the foregoing is a true copy of the signed original which is on file in the office of the Company.

/s/ James R. Clark
James R. Clark